

                                                    Subsidiaries of the Registrant
                                                         Westower Corporation

                  State or Jurisdiction Other Jurisdictions in
Name                       of Incorporation      Which Qualified         DBA (1)        Amount Owned
----                       ----------------      ---------------         ------         ------------

Westower Holdings
Ltd.                       Wyoming                 None                                         100%

Westower
Communications,
Inc                        Washington              California, Hawaii, Idaho, Oregon            100%

Westower
Communications
Ltd.                       British Columbia,
                           Canada                Alberta, Saskatchewan, Canada                  100%

Western Telecom
Construction, Ltd.         Alberta, Canada       None                                           100%

National Tower
Services, Ltd.             Ontario, Canada       None                                           100%

501053 B. C.               British Columbia,     None                                           100%
                           Canada

Ralph's Radio, Inc.        Alberta, Canada       None                                           100%

344813 Alberta, Ltd.       Alberta, Canada       None                                           100%

MJA Communications         Florida               Georgia, North Carolina,                       100%
Corp.                                            South Carolina

-----------------
(1) No assumed names.